UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

___________________________________________________________________

Date of report (Date of earliest event reported): August 14, 2006

DEBT RESOLVE, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-29525	33-0889197
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

707 Westchester Avenue, Suite L7 White Plains, New York	10604
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (914) 949-5500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR  240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR  240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On August 14, 2006, Jeff Bernstein was appointed to our Board of Directors. Our Board of Directors expanded its size from five members to six members and Mr. Bernstein’s membership will fill the vacancy that was created by this increase.

Mr. Bernstein is the founder and Managing Partner of Acadia Consulting Group, an international consulting firm servicing the banking and financial services, telecommunications, debt purchasing and collections industries located in New York, NY.

Mr. Bernstein’s work in strategic delinquency risk management and collections focuses on leading edge, innovative approaches towards risk strategy design and execution, leveraging the use of advanced analytics, technology, and business processes throughout the collections lifecycle to result in enhanced portfolio performance results at lower costs. His expertise in collections technology, decision analytics, training and development programs, outsourcing and vendor management programs have resulted in positive results with a number of clients.

Mr. Bernstein has twenty-seven year’s experience in the banking and financial services industry, working in banking and financial services organizations, technology companies, and consulting. Prior to re-launching Acadia during 2006, Mr. Bernstein spent two years with MasterCard as a Global Solutions Leader in the MasterCard Advisors Performance Management Practice. Mr. Bernstein founded Acadia Consulting Group during 1998, and managed the practice for six years before leaving to join MasterCard’s consulting practice. Mr. Bernstein was formerly a Senior Consultant with Fair Isaac Corporation in their professional services practice, and also worked as a Strategic Alliance Manager for their relationship with Total Systems Services (TSYS).

Mr. Bernstein’s banking career was punctuated with his work as Senior Vice President at Fleet Financial Group, where he oversaw risk management and collections for Fleet’s consumer credit card portfolios, and managed lending operations of a sub-prime mortgage and consumer finance subsidiary. During his tenure at Fleet, Mr. Bernstein played a pivotal role in strategic planning, and was one of fifty executives responsible for restructuring and reengineering Fleet’s banking and non-banking operations in the mid-90’s. Mr. Bernstein held management roles in small business and commercial lending, consumer finance and factoring with Fleet, Marine Midland Bank (HSBC), Congress Factors Corporation, and Beneficial Finance Company.

Mr. Bernstein graduated from Utica College of Syracuse University with a degree in business.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEBT RESOLVE, INC.

Date: August 18, 2006	By:	/s/ Katherine A. Dering
Katherine A. Dering
Chief Financial Officer